Exhibit 99.1

WhiteHorse Finance, Inc. Prices Public Offering of $30 Million

6.50% Senior Notes Due 2020

MIAMI, FLORIDA – July 16, 2013 – WhiteHorse Finance, Inc. (the “Company”) (NASDAQ: WHF) announced today the pricing of an underwritten public offering of $30,000,000 in aggregate principal amount of 6.50% senior notes due 2020 (the “Notes”). The Notes will mature on July 31, 2020 and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after July 31, 2016. The Notes will bear interest at a rate of 6.50% per year payable on March 31, June 30, September 30 and December 31 of each year, with the first interest payment occurring on September 30, 2013. The Company has granted the underwriters an option to purchase up to an additional $4,500,000 aggregate principal amount of Notes to cover over-allotments, if any.

Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc. and Citigroup Global Markets Inc. are acting as joint book-running managers for the offering. Barclays Capital Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, are acting as co-lead managers for the offering. Sterne, Agee & Leach, Inc. and Wunderlich Securities, Inc. are acting as co-managers for the offering.

The offering is expected to close on or about July 23, 2013, subject to customary closing conditions. The Notes are expected to begin trading on The NASDAQ Global Select Market under the symbol “WHFBL” on or about July 22, 2013.

The Company expects to use the net proceeds to reduce outstanding obligations under its unsecured term loan.

Investors are advised to consider carefully the investment objectives, risks and charges and expenses of the Company before investing. The preliminary prospectus dated July 15, 2013, which has been filed with the Securities and Exchange Commission, contains this and other information about the Company and should be read carefully before investing.

The information in the preliminary prospectus and this press release is not complete and may be changed. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the Notes referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. A registration statement relating to these securities was filed and has been declared effective by the Securities and Exchange Commission on July 16, 2013. This offering is being made solely by means of a written prospectus forming part of the effective registration statement. A copy of the final prospectus relating to the offering may be obtained, when available, from any of the following joint book-running managers: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836 or by e-mailing prospectus.cpdg@db.com or by calling (800) 503-4611; Keefe, Bruyette & Woods, Inc., Attention: Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (800) 831-9146.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager managing approximately $12 billion of capital across a number of funds focused on the small-cap market. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Alastair Merrick

WhiteHorse Finance, Inc.

212-506-0500

amerrick@whitehorsefinance.com

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Source: WhiteHorse Finance, Inc.